UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 12, 2006 (October 11, 2006)

WELLSFORD REAL PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 838-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.
Merger Agreement
     On October 11, 2006, Wellsford Real Properties, Inc. (the “Company”) announced that it entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated October 11, 2006, by and among the Company, Reis Services LLC, a newly formed wholly-owned subsidiary of the Company (“Merger Sub”), and Reis, Inc. (“Reis“), whereby Reis will merge with and into Merger Sub as of the effective time of the merger (the “Merger”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of the Company.
     At the effective time of the Merger, Reis stockholders will receive, in the aggregate, approximately $34.6 million in cash and approximately 4.2 million shares of newly issued common stock of the Company. Reis stockholders may elect to receive 100% of their merger consideration in common stock of the Company, subject to the limitation that the aggregate merger consideration will be paid one-half in cash and one-half in shares of Company common stock. Reis stockholders who do not make an election will receive one-half of their merger consideration in cash and one-half in shares of Company common stock. The Merger Agreement does not provide for Reis stockholders to receive all of their merger consideration in cash. Reis stockholders who elect to receive 100% of their merger consideration in Company common stock may ultimately receive a portion of their merger consideration in cash depending upon the elections of all Reis stockholders other than Lloyd Lynford and Jonathan Garfield, the chief executive officer and executive vice president, respectively, of Reis. Mr. Lynford and Mr. Garfield will receive a portion of their merger consideration in Company common stock and a portion in cash depending upon the elections of all other Reis stockholders; however, the Merger Agreement provides that each may receive a maximum of 66.7% of his merger consideration in cash.
     The Company currently holds convertible preferred shares equivalent to an approximate 23% ownership interest in the Reis. At the effective time of the Merger, all options to purchase shares of Reis common stock outstanding at the effective time of the Merger, whether vested or unvested, will be converted into the right to receive a cash payment pursuant to the terms of Reis’ 1999 Stock Option Plan, as amended. The cash portion of the purchase price is to be funded in part by a loan extended by BMO Capital Markets to Reis.
     The parties to the Merger Agreement have made customary representations, warranties, covenants and agreements in the Merger Agreement. Reis has, among the other customary covenants and agreements, agreed that its board of directors will recommend that its stockholders approve the Merger Agreement and the Merger.
     Consummation of the Merger is subject to certain conditions, including, among others, obtaining the requisite approval by Reis’ stockholders of the Merger and by the Company’s stockholders of the issuance of shares of Company common shares to Reis stockholders pursuant to the terms of the Merger Agreement, the effectiveness of an amendment to Reis’ certificate of incorporation, obtaining antitrust approval of the Merger, and satisfaction or waiver of other customary conditions.

     The Merger Agreement is subject to termination by either Reis or the Company for various reasons, including, but not limited to, failure of either party to obtain stockholder approval as described above, failure to consummate the Merger prior to April 30, 2007, and the occurrence of a material adverse effect with respect to either party.
      Mr. Lynford and Mr. Garfield together own approximately 37% of the outstanding Reis common and preferred shares. Their shares, when combined with the shares that the Company currently owns, totals approximately 60% of the outstanding shares of Reis. Lloyd Lynford is the brother of Jeffrey Lynford, the chief executive officer of the Company. Because of this relationship the independent directors of the Company considered and separately approved the proposed merger.
      The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Reis. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters.
Voting Agreement
      In connection with the Merger Agreement and as an inducement to the Company to enter into the Merger Agreement, the Company has entered into an agreement with Lloyd Lynford and Jonathan Garfield to vote their Reis shares, representing approximately 37% of the outstanding Reis common and preferred shares, in favor of the approval of the amendment to Reis’ certificate of incorporation, the Merger and the Merger Agreement and all actions in furtherance thereof, and against any other action that is intended to or could reasonably be expected to prevent, materially delay or interfere with the consummation of the transactions contemplated by the Merger Agreement.
      The foregoing description of the voting agreement is qualified in its entirety by reference to the voting agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Item 8.01 Other Events
      On October 11, 2006, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01    Financial statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of October 11, 2006, by and among Wellsford Real Properties, Inc., Reis Services, LLC, and Reis, Inc.

10.1	Voting Agreement, dated as of October 11, 2006, by and among Wellsford Real Properties, Inc., Jonathan Garfield, and Lloyd Lynford.

99.1	Press Release, dated October 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSFORD REAL PROPERTIES, INC.
By:	/s/ Mark P. Cantaluppi
Mark P. Cantaluppi
Vice President, Chief Financial Officer

Dated:  October 12, 2006

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of October 11, 2006, by and among Wellsford Real Properties, Inc., Reis Services, LLC, and Reis, Inc.

10.1	Voting Agreement, dated as of October 11, 2006, by and among Wellsford Real Properties, Inc., Jonathan Garfield, and Lloyd Lynford.

99.1	Press Release, dated October 11, 2006.